     As filed with the Securities and Exchange Commission on July 2, 1999

                                                     Registration No. 333-______
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             _____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933

                             _____________________

                        SBA COMMUNICATIONS CORPORATION
            (Exact name of registrant as specified in its charter)

             FLORIDA                                              65-0716501
  (State of other jurisdiction                                 (I.R.S. Employer
of incorporation or organization)                            Identification No.)

     One Town Center Road                                          33486
         Third Floor                                             (Zip Code)
     Boca Raton, Florida
    (Address of principal
      executive offices)

             SBA COMMUNICATIONS CORPORATION 1996 STOCK OPTION PLAN
       SBA COMMUNICATIONS CORPORATION 1999 EMPLOYEE STOCK PURCHASE PLAN THE 1999 EQUITY PARTICIPATION PLAN OF SBA COMMUNICATIONS CORPORATION
         STOCK OPTION AGREEMENT BETWEEN SBA COMMUNICATIONS CORPORATION
                            AND ROBERT M. GROBSTEIN
                          (Full titles of the Plans)

                             _____________________

                               Jeffrey A. Stoops
                            Chief Financial Officer
                        SBA Communications Corporation
                             One Town Center Road
                                  Third Floor
                           Boca Raton, Florida 33486
                                (561) 995-7670
               (Name, address, including zip code, and telephone
              number, including area code, of agent for service)

                                   Copy to:

                            Kirk A. Davenport, Esq.
                               Latham & Watkins
                               885 Third Avenue
                           New York, New York 10022
                                (212) 906-1200
                             (212) 751-4864 (fax)

                                                 Calculation of Registration Fee
=========================================================================================================================
Title of Securities to be               Amount                Proposed                Proposed
Registered                            of Shares               Maximum                 Maximum              Amount of
                                        to be              Offering Price             Aggregate            Registration
                                    Registered(1)          Per Share (2)          Offering Price (2)           Fee
=========================================================================================================================
Class A Common Stock                  4,656,783            $0.05; $2.63;              $29,998,073.20        $8,339.46
$.01 par value (3)                                         $4.00; $8.00;
                                                              $9.1875

(1) Represents the maximum number of shares that may be acquired under (a) the SBA Communications Corporation 1996 Stock Option Plan, (b) the SBA Communications Corporation 1999 Employee Stock Purchase Plan, (c) The 1999 Equity Participation Plan of SBA Communications Corporation and (d) that certain Stock Option Agreement between SBA Communications Corporation and Robert M. Grobstein dated March 5, 1997. Pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act"), additional shares of Class A common stock, par value $.01 per share ("Class A Common Stock") of SBA Communications Corporation (the "Company") which become issuable to prevent dilution from any future stock split, stock dividend or similar transaction are also being registered.

(2) For purposes of computing the registration fee only. Pursuant to Rule 457(h) under the Securities Act, the Proposed Maximum Offering Price Per Share is based upon (a) the exercise price per share ($0.05) of outstanding options to purchase 386,764 shares, (b) the exercise price per share ($2.63) of outstanding options to purchase 1,164,300 shares, (c) the exercise price per share ($4.00) of outstanding options to purchase 105,719 shares, (d) the exercise price per share ($8.00) of outstanding options to purchase 900,000 shares and (e) for the remaining 2,100,000 shares, $9.1875, the average of the high and low price per share of Class A Common Stock on the NASDAQ National Market System on June 28, 1999.

(3) In addition, pursuant to Rule 416(c) under the Securities Act, this Registration Statement also covers an indeterminate amount of interests to be offered pursuant to the SBA Communications Corporation 1999 Employee Stock Purchase Plan.

                                    PART I

Item 1.   Plan Information

          Not required to be filed with this Registration Statement.

Item 2.   Registration Information and Employee Plan Annual Information

          Not required to be filed with this Registration Statement.

                                    PART II

Item 3.   Incorporation of Documents by Reference

          The following documents filed with the Securities and Exchange Commission by SBA Communications Corporation, a Florida corporation (the "Company"), are incorporated as of their respective dates in this Registration Statement by reference:

          A. The Company's prospectus filed with the Commission pursuant to Rule 424(b) on June 15, 1999 in connection with the Company's Registration Statement on Form S-1, as amended (File No. 333-76547), including the exhibits thereto.

          B. The description of the Company's Class A Common Stock contained in the Company's Registration Statement on Form S-1 referred to in (A) above.

          All documents filed by the Company or by the SBA Communications Corporation 1999 Employee Stock Purchase Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing such documents.

          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which is also or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.   Description of Securities

          Not applicable.

Item 5.   Interests of Named Experts and Counsel

          Not applicable.

Item 6.   Indemnification of Directors and Officers

          Under the Florida Business Corporation Act (the "FBCA"), a director is not personally liable for monetary damages to the corporation or any other person for any statement, vote, decision, or failure to act regarding corporate management of policy unless (1) the director breached or failed to perform his duties as a director and (2) the director's breach of, or failure to perform, those duties constitutes: (a) a violation of the criminal law, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director derived an improper personal benefit, either directly or indirectly; (c) a circumstance under which an unlawful distribution is made; (d) in a proceeding by or in the right of the corporation to procure a judgment in its favor or by or in the right of a shareholder, conscious disregard for the best interest of the corporation, or willful misconduct; or (e) in a proceeding by or in the right of someone other than the corporation or a shareholder, recklessness or an act or omission which was committed in bad faith or with malicious purpose or in a manner exhibiting wanton and willful disregard of human rights, safety, or property. A corporation may purchase and maintain insurance on behalf of any director or officer against any liability asserted against him or her and incurred by him or her in his or her capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the FBCA.

          Under the FBCA, a corporation has power to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of the corporation), by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against liability incurred in connection with such proceeding, including any appeal thereof, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any proceeding by judgment, order, settlement or conviction or upon a plea of nolo contendere or its equivalent does not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interests of the corporation or, with respect to any criminal action or proceeding, has reasonable cause to believe that his conduct was unlawful.

          However, indemnification or advancement of expenses shall not be made to or on behalf of any director, officer, employee or agent if a judgment or other final adjudication establishes that his actions, or omissions to act, were material to the cause of action so adjudicated and constitute: (a) a violation of the criminal law, unless the director, officer, employee or agent had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) a transaction from which the director, officer, employee or agent derived an improper personal benefit; (c) in the case of a director, a circumstance under which the above liability provisions are applicable; or (d) willful misconduct or a conscious disregard for the best interests of the corporation in a proceeding by or in the right of the corporation to procure a judgment in its favor or in a proceeding by or in the right of a shareholder.

          The articles of incorporation of the Company provide that the Company shall, to the fullest extent permitted by applicable law and its by-laws, as amended from time to time, indemnify all officers and directors of the Company.

          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7.   Exemption from Registration Claimed

          Not applicable.

Item 8.   Exhibits

          4(a) Articles of Incorporation, as amended, of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-4 as filed on April 15, 1998, File No. 333-50219).

          4(b) By-Laws of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-4 as filed on April 15, 1998, File No. 333-50219).

          4(c) Form of Restated Articles of Incorporation of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(d) Form of Restated By-Laws of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(e) Specimen Certificate of Class A Common Stock (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(f) The SBA Communications Corporation 1996 Stock Option Plan (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(g) The SBA Communications Corporation 1999 Employee Stock Purchase Plan (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(h) The 1999 Equity Participation Plan of SBA Communications Corporation (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(i) Stock Option Agreement dated March 5, 1997 between the Company and Robert M. Grobstein (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-4 as filed on April 15, 1998, File No. 333-50219).

          5(a) Opinion of Counsel regarding the legality of the Class A Common Stock being registered.

          23(a) Consent of Independent Accountants.

          23(b) Consent of Counsel (included in Exhibit 5(a)).

          24(a) Power of Attorney (included on signature page).

Item 9.   Undertakings

          (a)  The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                    Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to
                          the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this Registration Statement.

               (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's Annual Report pursuant to section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
               Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Act the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 1, 1999.

                              SBA COMMUNICATIONS CORPORATION


                              By:   /s/ Jeffrey A. Stoops
                                    --------------------------------
                                    Jeffrey A. Stoops
                                    Chief Financial Officer



                               POWER OF ATTORNEY

          KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Jeffrey A. Stoops his true and lawful attorney-in-fact and agent, with full power of substitution and reimbursement, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             Signature                           Title                             Date Signed
             ---------                           -----                             -----------
     /s/ Steven E. Bernstein
----------------------------------
       Steven E. Bernstein                Chairman of the Board of                 July 1, 1999
                                          Directors, President and
                                          Chief Executive Officer
                                          (Principal Executive Officer)
     /s/ Jeffrey A. Stoops
 ----------------------------------
       Jeffrey A. Stoops                  Chief Financial Officer                  July 1, 1999
                                          (Principal Financial Officer)

     /s/ Robert M. Grobstein
 ----------------------------------
       Robert M. Grobstein                Chief Accounting Officer                 July 1, 1999
                                          (Principal Accounting Officer)
     /s/ Donald B. Hebb, Jr.
 ----------------------------------
       Donald B. Hebb, Jr.                Director                                 July 1, 1999

     /s/ C. Kevin Landry
----------------------------------
       C. Kevin Landry                    Director                                 July 1, 1999

     /s/ Richard W. Miller
----------------------------------
       Richard W. Miller                  Director                                 July 1, 1999


----------------------------------
       Robert S. Picow                    Director

          Pursuant to the requirements of the Securities Act of 1933, as amended, the SBA Communications Corporation 1999 Employee Stock Purchase Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Boca Raton, State of Florida, on July 1, 1999.


                              SBA COMMUNICATIONS CORPORATION
                              1999 EMPLOYEE STOCK PURCHASE PLAN

                              By:  Compensation Committee of the Board of
                                   Directors of SBA Communications Corporation
                                   Plan Administrator

                                   By:  /s/ Donald B. Hebb. Jr.
                                        ----------------------------------
                                        Donald B. Hebb, Jr.

                                   By:  /s/ C. Kevin Landry
                                        ----------------------------------
                                        C. Kevin Landry

                                   By:  /s/ Richard W. Miller
                                        ----------------------------------
                                        Richard W. Miller

                                 Exhibit Index

          4(a) Articles of Incorporation, as amended, of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-4 as filed on April 15, 1998, File No. 333-50219).

          4(b) By-Laws of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-4 as filed on April 15, 1998, File No. 333-50219).

          4(c) Form of Restated Articles of Incorporation of the Company (incorporated by reference to the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(d) Form of Restated By-Laws of the Company (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(e) Specimen Certificate of Class A Common Stock (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(f) The SBA Communications Corporation 1996 Stock Option Plan (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(g) The SBA Communications Corporation 1999 Employee Stock Purchase Plan (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(h) The 1999 Equity Participation Plan of SBA Communications Corporation (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-1 as filed on June 15, 1999, File No. 333-76547).

          4(i) Stock Option Agreement dated March 5, 1997 between the Company and Robert M. Grobstein (incorporated by reference to the exhibits in the Company's Registration Statement on Form S-4 as filed on April 15, 1998, File No. 333-50219).

          5(a) Opinion of Counsel regarding the legality of the Class A Common Stock being registered.

          23(a) Consent of Independent Accountants.

          23(b) Consent of Counsel (included in Exhibit 5(a)).

          24(a) Power of Attorney (included on signature page).